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                                                                       EXHIBIT 5

November 2, 2001

SonicWALL, Inc.
1160 Bordeaux Drive
Sunnyvale, California 94089

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

      This opinion is furnished to you in connection with the registration statement on Form S-3 (the "Registration Statement") originally filed on November 2, 2001 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as such registration statement may be amended, related to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), by SonicWALL, Inc., a California corporation (the "Company"), of up to 236,500 shares of the Company's common stock, no par value per share (the "Shares"). I understand that the Shares are to be sold by the selling shareholders as described in the Registration Statement.

      In my capacity as Senior Vice President, Legal and Corporate Affairs, I am familiar with the proceedings taken by the Company in connection with the issuance of the Shares and proposed to be taken by the Company in connection with the Registration Statement, and for purposes of this opinion, have assumed such proceedings will be timely completed, in accordance with all requirements of applicable federal law and general corporate law of the State of California and in the manner presently proposed. I have examined signed copies of the Registration Statement to be filed with the Commission. I have also examined and relied upon the minutes of meetings of the shareholders and the Board of Directors of the Company, stock record books of the Company, the Articles of Incorporation and Bylaws of the Company, each as restated and/or amended to date, and such other documents as I have deemed necessary for purposes of rendering the opinions hereinafter set forth. As to facts material to the opinion, statements and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Company and others. In addition, I have obtained and relied upon certificates and assurances from public officials, as I have deemed necessary.

      In my examination of the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

      I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the general corporate law of the State of California, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

      Based upon and subject to the foregoing and the other qualifications set forth herein, I am of the opinion that the Shares have been duly and validly issued and are fully paid and nonassessable.

      This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters. I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to my attention, or any future changes in laws.

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      I consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the Prospectus and any amendments thereto.

                                               Very truly yours,



                                               /s/  Gregory K. Miller